Exhibit 3.65

Certificate of Formation
Limited Liability Company

Article 1 - Entity Name and Type

The filing entity being formed is a limited liability company. The name of the entity is:

Langford Wind Power, LLC

The name of the entity must contain the words “Limited Liability Company” or “Limited Company,” or an accepted abbreviation of such terms. The name must not be the same as, deceptively similar to or similar to that of an existing corporate, limited liability company, or limited partnership name on file with the secretary of state. A preliminary check for “name availability” is recommended.

Article 2 - Registered Agent and Registered Office

☐   A. The initial registered agent is an organization (cannot be company named above) by the name of:

OR

☒   B. The initial registered agent is an individual resident of the state whose name is set forth below:

Name:

Brent D. Hilliard

C. The business address of the registered agent and the registered office address is:

Street Address:

511 West Missouri Avenue Midland TX 79701

Article 3 - Governing Authority

☒   A. The limited liability company is to be managed by managers.

OR

☐   B. The limited liability company will not have managers. Management of the company is reserved to the members.

The names and addresses of the governing persons are set forth below:

Manager 1: Brent D. Hilliard	Title: Manager

Address: 511 West Missouri Avenue Midland TX, USA 79701

Article 4 - Purpose

The purpose for which the company is organized is for the transaction of any and all lawful business for which limited liability companies may be organized under the Texas Business Organizations Code.

Supplemental Provisions/Information

[The attached addendum, if any, is incorporated herein by reference.]

Organizer

The name and address of the organizer are set forth below.

Monty D. Biggs 511 West Missouri Avenue, Midland, Texas 79701

Effectiveness of Filing

☒   A. This document becomes effective when the document is filed by the secretary of state.

OR

☐   B. This document becomes effective at a later date, which is not more than ninety (90) days from the date of its signing. The delayed effective date is:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Monty D. Biggs

Signature of Organizer

FILING OFFICE COPY

Form 424	[SEAL]	This space reserved for office use.
(Revised 01/06)		FILED In the Office of the Secretary of State of Texas MAY 14 2009 Corporations Section
Return in duplicate to:
Secretary of State	Certificate of Amendment
P.O. Box 13697
Austin, TX 78711-3697
512 463-5555
FAX: 512/463-5709
Filing Fee: See instructions

Entity Information

The name of the filing entity is:

Langford Wind Power, LLC

State the name of the entity as currently shown in the records of the secretary of state. If the amendment changes the name of the entity, state the old name and not the new name.

The filing entity is a: (Select the appropriate entity type below.)

☐ For-profit Corporation	☐ Professional Corporation

☐ Nonprofit Corporation	☐ Professional Limited Liability Company

☐ Cooperative Association	☐ Professional Association

☒ Limited Liability Company	☐ Limited Partnership

The file number issued to the filing entity by the secretary of state is: 800884816

The date of formation of the entity is: October 16,2007

Amendments

1. Amended Name
(If the purpose of the certificate of amendment is to change the name of the entity, use the following statement)

The amendment changes the certificate of formation to change the article or provision that names the filing entity. The article or provision is amended to read as follows:

The name of the filing entity is: (state the new name of the entity below)

The name of the entity must contain an organizational designation or accepted abbreviation of such term, as applicable.

2. Amended Registered Agent/Registered Office

The amendment changes the certificate of formation to change the article or provision stating the name of the registered agent and the registered office address of the filing entity. The article or provision is amended to read as follows:

RECEIVED MAY 14 2009 Secretary of State

Registered Agent
(Complete either A or B, but not both. Also complete C.)

☒   A. The registered agent is an organization (cannot be entity named above) by the name of:

C T Corporation System

OR

☐   B. The registered agent is an individual resident of the state whose name is:

First Name	M.I.	Last Name	Suffix

C. The business address of the registered agent and the registered office address is:

350 N. St. Paul Street	Dallas	TX	75201
Street Address (No P.O. Box)	City	State	Zip Code

3. Other Added, Altered, or Deleted Provisions

Other changes or additions to the certificate of formation may be made in the space provided below, If the space provided is insufficient, incorporate the additional text by providing an attachment to this form. Please read the instructions to this form for further information on format.

Text Area (The attached addendum, if any, is incorporated herein by reference.)

☐ Add each of the following provisions to the certificate of formation. The identification or reference of the added provision and the full text are as follows:

☒ Alter each of the following provisions of the certificate of formation. The identification or reference of the altered provision and the full text of the provision as amended are as follows:

Article 3 - Governing Authority is amended in its entirety to read as follows: The limited liability company will not have managers. Management of the company is reserved to the members. The name, address and title of the governing entity are NRG Wind Development Company, LLC, 211 Carnegie Center, Princeton, NJ 08450, Title: Sole Member

☐ Delete each of the provisions identified below from the certificate of formation.

Statement of Approval

The amendments to the certificate of formation have been approved in the manner required by the Texas Business Organizations Code and by the governing documents of the entity.

Effectiveness of Filing (Select either A, B, or C)

A. ☒ This document becomes effective when the document is filed by the secretary of state.

B. ☐ This document becomes effective at a later date, which is not more than ninety (90) days from the date of signing. The delayed effective date is:

C. ☐ This document takes effect upon the occurrence of a future event or fact, other than the passage of time. The 90th day after the date of signing is:

The following event or fact will cause the document to take effect in the manner described below:

Execution

The undersigned signs this document subject to the penalties imposed by law for the submission of a materially false or fraudulent instrument.

Date:	May 11, 2009	Langford Wind Power, LLC
		By:	NRG Wind Development Company, LLC
Its: Sole Member
		By:	NRG Energy, Inc.
Its: Sole Member

		By:	/s/ Jan Paulin
Jan Paulin, Senior Vice President Signature and title of authorized person(s) (see instructions)

	Office of the Secretary of State	Filed in the Office of the
	Corporations Section	Secretary of State of Texas
[SEAL]	P.O. Box 13697	Filing #: 800884816 04/19/2010
	Austin, Texas 78711-3697	Document #: 304522292469
	(Form 408)	Image Generated Electronically

STATEMENT OF CHANGE OF
ADDRESS OF REGISTERED AGENT

1.                          The name of the entity represented is

Langford Wind Power, LLC

The entity’s filing number is 800884816

2.                          The address at which the registered agent has maintained the registered office address for such entity is: (Please provide street address, city, state and zip code presently shown in the records of the Secretary of State.)

350 N, St. Paul St, Dallas, TX 75201

3.                          The address at which the registered agent will hereafter maintain the registered office address for such entity is: (Please provide street address, city, state and zip code. The address must be in Texas.)

350 N, St. Paul St, Ste. 2900, Dallas, TX 75201-4234

4.                          Notice of the change of address has been given to said entity in writing at least 10 business days prior to the submission of this filing.

Date: 04/19/2010

CT Corporation System
Name of Registered Agent

Kenneth Uva, Vice President
Signature of Registered Agent

FILING OFFICE COPY